UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant  ☒

Filed by a party other than the Registrant  ☐

CHECK THE APPROPRIATE BOX:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Phillips 66

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK ALL BOXES THAT APPLY):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Your Vote Counts!
2331 CITYWEST BLVD. HOUSTON, TX 77042	PHILLIPS 66 2023 Annual Meeting Vote by May 9, 2023 11:59 PM ET. For shares held in a Plan, vote by May 7, 2023 11:59 PM ET.

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You invested in PHILLIPS 66 and it’s time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the virtual annual shareholder meeting to be held on May 10, 2023.

Get informed before you vote

View the Notice and Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the materials by requesting prior to April 26, 2023. If you would like to request a copy of the materials for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

*Please check the meeting materials for any special requirements for virtual meeting attendance.

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Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials at www.ProxyVote.com or easily request a paper copy. We encourage you to access and review all of the important information contained in the proxy materials before voting. Please follow the instructions on the reverse side to vote these important matters.

SHAREHOLDER MEETING ATTENDANCE

The Annual Meeting of Shareholders will be held virtually at www.virtualshareholdermeeting.com/PSX2023. Shareholders as of the record date may attend, vote and submit questions virtually by logging into www.virtualshareholdermeeting.com/PSX2023. To log in, shareholders will need the 16-digit control number provided on your notice, on your proxy card or in the voting instructions that accompanied your proxy materials.

Voting Items		Board Recommends
1.	Election of five Class II Directors to Hold Office until the 2026 Annual Meeting. The nominees for election are:
1a.	Gregory J. Hayes	For
1b.	Charles M. Holley	For
1c.	Denise R. Singleton	For
1d.	Glenn F. Tilton	For
1e.	Marna C. Whittington	For
2.	Management Proposal to Approve the Declassification of the Board of Directors.	For
3.	Advisory vote to approve our executive compensation.	For
4.	Ratification of the Appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm.	For
5.	Shareholder proposal requesting audited report on the impact to chemicals business under the System Change Scenario.	Against
In their discretion, the named proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Sign up for E-delivery”.

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